RESOLUTION AND UNANIMOUS CONSENT MINUTES OF
THE BOARD OF DIRECTORS OF

ATI NETWORKS, INC.

April 24, 1998

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned, being all of the Directors of ATI NETWORKS, INC. do hereby waive any and all notice that may be required to be given with respect to a meeting of the Directors of the Corporation and do hereby unanimously take, ratify, confirm and approve the following actions, as of April 24, 1998:

     WHEREAS, a plan of share exchange has been executed and ratified by the boards of directors of ATI, Network, Inc. and ATI, Inc., respectively, and the Board of Directors of ATI Networks, Inc. has determined that it is in the best interest of the Corporation to issue from the treasury nine hundred sixty-six thousand eight hundred forty (966,840) shares of common stock in connection with the plan of share exchange.

     1.RESOLVED: That the Corporation issue the following number of shares of Common Stock on behalf of the Corporation, as described below:

Name               Number of Shares     Consideration

Treasury           966,840              Exchange of Shares
                                        1:1 Basis ATI, Inc.)

2.RESOLVED, that these Minutes of action shall constitute the record of a Special Meeting of the Board of Directors of ATI Networks, Inc., and when signed by the Secretary of the Corporation, or any other proper officer, is hereby authorized to certify any of the actions hereinafter taken of this Corporation, on the date hereof, in accordance with the requirements established by law.


3.RESOLVED, that all other actions taken by the officers of the Corporation since the date of the last Annual Minutes of the Board of Directors are hereby ratified, approved and confirmed.

     IN WITNESS WHEREOF, the undersigned officer has evidenced their approval of the above proceedings as of the date first above mentioned.


/s/ Mark T. Thatcher
________________________________
MARK T. THATCHER,
Secretary and General Counsel

MINUTES OF A SPECIAL MEETING OF
DIRECTORS OF WATERFORD INTERNATIONAL, INC.
ADOPTING A PLAN OF SHARE EXCHANGE

     Pursuant to the provisions of the Colorado Business Corporation Act, as amended, a Special Meeting of the Directors of WATERFORD INTERNATIONAL, INC. (the "Corporation") was held, pursuant to written notice as required by Sections 7-7-106, 7-4-123 and 7-3-124 of the Colorado Revised Statutes on April 14, 1998, at 10:00 a.m. at the Corporation's offices at 360 Thames Street, Newport, Rhode Island 02840.

     Mr. Werner, President of the Corporation, served as Chairman of the meeting, and asked Mr. Thatcher to serve as Secretary of the meeting. There were two (2) shareholders present at the meeting, including Mr. Werner, together with Mark T. Thatcher, counsel for the Corporation. Mr. Thatcher reported that written notice of the meeting had been duly given, according to the requirements of Colorado law, to all shareholders of the Corporation. He further reported that there were currently TWO MILLION TWO HUNDRED SEVENTEEN THOUSAND FIVE HUNDRED (2,217,500) shares of the Corporation outstanding, and the number of shares entitled to vote was the same. He stated that TWO MILLION (2,000,000) shares were represented in person at the meeting, and that none were represented by written proxy.

     Mr. Werner then stated that a quorum was present, and that the only business of the meeting was to consider a Plan of Share Exchange with AMERICAN TECHNOLOGIES, INC., as set forth in the Notice to Shareholders of Special Meeting, which had been mailed to all shareholders of record of the Corporation on or about April 14, 1998. Whereupon, upon motion duly made, seconded and carried, with TWO MILLION (2,000,000) shares voting for, TWO HUNDRED SEVENTEEN THOUSAND FIVE HUNDRED (217,500) shares abstaining, and no shares voting against, it was:

1.RESOLVED, that the Directors of this Corporation hereby determine that the share exchange of the Corporation with AMERICAN TECHNOLOGIES, INC., a Wisconsin corporation, pursuant to the provisions of CRS Section 7-7-106, as amended, and upon the terms and conditions set forth in the written Plan of Share Exchange, dated April 14, 1998, as submitted to and as attached to the minutes of this meeting, is advisable and generally to the advantage of and for the benefit of this Corporation and its shareholders; and

2.RESOLVED, that the Plan of Share Exchange dated April 14, 1998 presented to the meeting and the share exchange therein provided for be and the same are hereby approved, and the execution of the said Plan by the members of the Board of Directors and by proper officers of this Corporation is hereby approved and authorized; and

3.FURTHER RESOLVED, that the proper officers, counsel, and accountants for the Corporation, in collaboration with the officers, counsel, and accountants for AMERICAN TECHNOLOGIES, INC., be and they hereby are, authorized and directed to take all further steps necessary or desirable to implement the Plan of Share Exchange, in accordance with its terms; and

4.FURTHER RESOLVED, that inasmuch as said Plan of Share Exchange has now been duly adopted by the directors and approved by the shareholders of this Corporation, pursuant to the laws of the State of Colorado and by the directors and shareholders of AMERICAN TECHNOLOGIES, INC., the President or any Vice President and the Secretary or any Assistant Secretary of this Corporation be, and each of them hereby is, authorized to certify the fact of such adoption of said Plan of Share Exchange, and that, when said Plan of Share Exchange shall have been so certified on behalf of this Corporation and have been similarly certified on behalf of AMERICAN TECHNOLOGIES, INC., the proper officers of this Corporation be and they hereby are, authorized and directed to cause Articles of Share Exchange to be filed with the Secretary of State of Colorado pursuant to the provisions of the Colorado Business Corporation Act, 1973 C.R.S. Section 7-7-104, as amended; and

5.FURTHER RESOLVED, that the proper officers and directors of this Corporation be, and they hereby are, authorized and directed to execute, in the name and on behalf of this Corporation and under its corporate seal or otherwise, and to deliver any and all agreements, certificates, applications or other instruments and to take from time to time any and all such other action necessary or desirable to carry out the purposes of the foregoing resolutions.

Whereupon there being no further business, the meeting was adjourned.

/s/ Christopher O. Werner
________________________________
CHRISTOPHER O. WERNER, Director

/s/ Mark T. Thatcher
________________________________
MARK T. THATCHER, Director

UNANIMOUS CONSENT MINUTES OF
BOARD OF DIRECTORS OF WATERFORD INTERNATIONAL, INC.
ADOPTING A PLAN OF SHARE EXCHANGE

      Pursuant to the provisions of the Colorado Business Corporation Act, as amended, the following actions were taken by the Board of Directors of WATERFORD INTERNATIONAL, INC. (hereinafter referred to as "Waterford" and/or the "Corporation") by the unanimous written consent of each of the directors of the Corporation as of April 21, 1998:

1.RESOLVED, that the Board of Directors of this Corporation hereby determines that the share exchange of the Corporation with AMERICAN TECHNOLOGIES, INC., a Wisconsin corporation, pursuant to the provisions of CRS Section 7-7-106, as amended, and upon the terms and conditions set forth in the written Plan of Share Exchange, dated April 24, 1998, as submitted to the Board and as attached to the minutes of this meeting, is advisable and generally to the advantage of and for the benefit of this Corporation and its shareholders; and

2.FURTHER RESOLVED, that the Plan of Share Exchange presented to the meeting and the share exchange therein provided for be and the same are hereby approved, and the execution of the said Plan by the members of this Board and by proper officers of this Corporation is hereby approved and authorized; and

3.FURTHER RESOLVED, that the proper officers, counsel, and accountants for the Corporation, in collaboration with the officers, counsel, and accountants for WATERFORD INTERNATIONAL, INC., be and they hereby are, authorized and directed to take all further steps necessary or desirable to implement the Plan of Share Exchange, in accordance with its terms; and

4.FURTHER RESOLVED, that inasmuch as said Plan of Share Exchange has been duly adopted by the directors of this Corporation, pursuant to the laws of the State of Colorado and by the directors of WATERFORD INTERNATIONAL, INC., the President or any Vice President and the Secretary or any Assistant Secretary of this Corporation be, and each of them hereby is, authorized to certify the fact of such adoption by the Board of Directors of this Corporation of said Plan of Share Exchange; and

5.FURTHER RESOLVED, that the proper officers of this Corporation be and they hereby are authorized and directed to submit the Plan of Share Exchange, and to give notice to all shareholders of the Corporation, pursuant to the statutory requirements of Sections 7-7-106, 7-4-123 and 7-4-124 of the Colorado Revised Statutes.


/s/ Christopher O. Werner
________________________________
CHRISTOPHER O. WERNER, Director


/s/ Mark T. Thatcher
________________________________
MARK T. THATCHER, Director

BOARD OF DIRECTOR RESOLUTIONS

WATERFORD INTERNATIONAL, INC.

The Board of Directors of WATERFORD INTERNATIONAL, INC.. (the "Company"), at a meeting pursuant to written notice at 10:00 a.m. on April 14, 1998, at the Company's offices, adopted the following resolutions:

     "RESOLVED, that the Board of Directors hereby grants and delegates to the Special Committee (the "Committee") appointed at the WATERFORD INTERNATIONAL, INC. Board Meeting, full power and authority to negotiate and recommend for approval by the Board engagement letters with an investment banker, with corporate legal counsel, and with outside special legal counsel, in connection with the proposed share exchange transaction with AMERICAN TECHNOLOGIES, INC.; and

     FURTHER RESOLVED, that in connection with such transaction the Board hereby grants and delegates to the Committee full power and authority to supervise the necessary due diligence investigations in connection with the proposed transaction, to supervise the negotiations with AMERICAN TECHNOLOGIES, INC., in respect to the proposed transaction, to receive any offers from AMERICAN TECHNOLOGIES, INC., and to report such offers to the Board for consideration and evaluation by the Board; and

     FURTHER RESOLVED, that the Board of Directors hereby authorizes the Committee to promulgate guidelines in the form presented to this meeting and attached as Schedule 1 to the minutes, giving specific authority, duties and responsibilities to the appropriate officers of the Company in connection with the proposed transaction; provided, that the Committee may expand and/or amend these guidelines from time to time, as deemed necessary by the Committee; and

     FURTHER RESOLVED, that the Board of Directors hereby authorizes the appropriate officers of the Company to sign whatever further documents and perform whatever further acts may be necessary to implement the foregoing resolutions."

     The following directors who were personally present at the Board of Directors meeting on April 14, 1998, do hereby acknowledge receipt of verbal notice of said meeting, waive any requirement of written notice, and ratify, confirm and unanimously approve the actions taken by the board of Directors, as reflected in the Minutes of the April 14, 1998 meeting.

/s/ Christopher O. Werner
________________________________
CHRISTOPHER O. WERNER


/s/ Mark T. Thatcher
________________________________
MARK T. THATCHER


Dated: April 14, 1998